UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 26, 2008

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

(Exact name of Registrant as specified in its charter)

            Delaware

        0-13530

       62-1181565

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Davidson Diversified Real Estate I, L.P., a Delaware limited partnership (the “Partnership”), owns a 100% interest in Versailles on the Lake Apartments (the “Property”), a 156-unit apartment complex located in Fort Wayne, Indiana.  On June 26, 2008, the Partnership entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, VL Apartments, LLC, an Indiana limited liability company (the “Purchaser”), to sell the Property for a total sales price of $4,485,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as an exhibit.

PURCHASE PRICE.  The total purchase price is $4,485,000, subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $45,000 and upon termination of the feasibility period, the Purchaser will deliver an additional deposit of $45,000. If the Purchaser fails to notify the Partnership in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will be become non-refundable.

CLOSING.  The expected closing date of the transaction is August 27, 2008. The Partnership has the right to extend the closing for up to thirty days by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Purchaser will pay any transfer, sales, use, gross receipts or similar taxes, recording costs, any premiums or fees required to be paid by the Purchaser with respect to the title policy and one-half of the customary closing costs. The Partnership will pay the base premium for its title policy and one-half of the customary closing costs.

REPRESENTATIONS AND WARRANTIES.  The Partnership and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS.  The risk of loss or damage to the Property by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Partnership. The Partnership must maintain in full force and effect until the closing date all existing insurance coverage on the Property.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without the prior written approval of the Partnership.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Partnership, and neither party will be obligated to proceed with the purchase and sale of the Property.  The Partnership expressly waives the remedies of specific performance and additional damages for defaults by the Purchaser.

If the Partnership, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages, its documented direct and actual out-of-pocket expenses and costs up to $20,000 or (ii) seeking specific performance of the Partnership’s obligation to deliver the deed for such Property pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10AA       Purchase and Sale Contract between Davidson Diversified Real Estate I, L.P., a Delaware limited partnership, and VL Apartments, LLC, an Indiana limited liability company, dated June 26, 2008. *

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE I, L.P.

By:

Davidson Diversified Properties, Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

Date:

July 1, 2008